UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 21, 2009

EASY SCRIPTS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

701 N. Green Valley Parkway Suite 200
Henderson, NV 89074
(Address of principal executive offices and Zip Code)

(877) 269-4984
(Registrant’s telephone number, including area code)

(Former name or former adress, if changed since last report)

Copy of Communication to:
Befumo & Schaeffer, PLLC
2020 Pennsylvania Ave., NW # 840
Washington, DC 20006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On  January 21, 2010, Paul Popoff and Aaron Crowley resigned from all positions as officers and directors of Easy Scripts, Inc. (the “Company”).

Also on January 21, 2010, the Company appointed Mr. Shawn Tavares of Wailuku, Hawaii as the Company’s Secretary, Chief Operations Officer, and Director. Kendra Marcoux remains the Company’s President, Chief Financial Officer, Treasurer and Director.

The Company chose 48 year old Tavares to be on its board of directors because of his extensive experience as a pharmacist.  Mr. Tavares has worked as a Pharmacist on the island of Maui for nearly twenty years.  He attended the Philadelphia College of Pharmacy before earning his Bachelor of Science degree in Pharmacy in 1984 from the Oregon State University. He has had the opportunity to work in various pharmacy settings including retail, HMO and, for a short time, in long-term care.  His employment as a pharmacist includes:

•	Staff Pharmacist, Craft’s Drug, 1985 – 1987

•	Head Pharmacist, Maui Pharmacy, 1987 – 1989

•	Staff Pharmacist, Kaiser Permanente, 1989 – 2001

•	Relief Staff Pharmacist, Kula Hospital, 2002

•	Pharmacy Manager, Wal-Mart Pharmacy, 2007 – 2009

•	PIC/Manager, East Scripts, 2009 – Present

Mr. Tavares is a Licensed Pharmacist in the states of Hawaii, Illinois, Mississippi, Washington, West Virginia and Wyoming. Most of Shawn’s professional experience was gained working for a large HMO filling an average of 700 prescriptions a day.  His responsibilities also included the management of ancillary staffing and overseeing the pharmaceutical needs of multiple physicians’ offices and an ambulatory surgical center in the clinic.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no present or former director or executive officer of the Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

There was no acquisition or disposition of securities in connection with the foregoing change in the majority of directors and accordingly a disclosure document, as described in Rule 14f-1 of the Securities and Exchange Act of 1934, was not filed with the SEC, nor was such disclosure document required to be filed as a matter of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2010

EASY SCRIPTS INC.

By:	/s/ Kendra Marcoux
Name:	Kendra Marcoux
Title:	President, Director